UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

N/A

(Former name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02

Results of Operations and Financial Condition

Attached as Exhibit 99.1 to this report is a press release dated March 29, 2006, providing guidance related to Visiphor Corporation’s Results for the first quarter of 2006 and announcing 2005 year-end results.  The information in this Form 8-K, and Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.

Description

99.1

Press Release dated March 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: March 29, 2006

By:

/s/ Wayne Smith

Wayne Smith

Chief Financial Officer &

Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.

        DESCRIPTION

99.1

        Press Release dated March 29, 2006

EXHIBIT 99.1

VISIPHOR PROVIDES 2006 Q1 GUIDANCE AND ANNOUNCES 2005 YEAR-END RESULTS

VANCOUVER, CANADA, March 29, 2006 – Visiphor Corporation (“Visiphor” or the “Company”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announced today its 2005 year-end and fourth quarter results and provided guidance for its estimated results for the first quarter of 2006. The 2005 year-end and fourth quarter figures include the results of the Company’s subsidiary Sunaptic Solutions Inc (“Sunaptic”) only since the date of acquisition on November 18, 2005, or approximately six weeks of operations. The first quarter of 2006 is the first period that will include the results of Sunaptic for the full period and will likely provide a more accurate reflection of the Company’s potential future outcome. Note that all figures in this release are quoted in Canadian dollars.

The company estimates that its revenues for the first quarter of 2006 will be approximately $2.4 million, which are the highest revenues ever achieved by the Company for a quarter. Its expenses, not including a one-time restructuring charge of $102,000 and non-cash charges including stock-based compensation and amortization, are expected to be approximately $2.6 million. This represents an increase in estimated revenues of over seven times against an increase in expenses of two times over the same period in 2005 in which the revenues were $324,628 and the expenses were $1,294,217, not including non-cash charges including stock-based compensation and amortization. This projects to an estimated loss of approximately $200,000 for the first quarter of 2006 or less than $0.01 per share, which represents a decrease in the loss of 79% compared to the loss of $969,589 or $0.04 per share in the first quarter of 2005, after excluding the one-time and non-cash charges described above. The estimated loss for the first quarter of 2006 is the lowest since the Company completed its acquisition of Briyante Software Corp in November 2003 and embarked on its current business strategy, and represents the lowest in more than three years.

Visiphor President and CEO Roy Trivett states, ”The accelerated strengthening of our business that has resulted from the Sunaptic acquisition is clearly illustrated by these guidance numbers. We have ramped up our sales force and initiatives in the US and Canadian health care and justice sectors and are confident that 2006 will continue to validate the growth strategy that has been put into place over the last 3 years. This is an incredibly exciting time for Visiphor.”

The Company reports that its fiscal year revenues for the year ended December 31, 2005 were $3,330,141, an increase of 222% over the previous fiscal year level of $1,032,970. Its fourth quarter revenues were $1,150,292, an increase of 252% over the fourth quarter 2004 revenues of $327,016.   At March 15, 2006 Visiphor had work in progress and contracted orders totalling over $2,300,000 that was not recorded as at December 31, 2005, and is expected to be completed in subsequent quarters in 2006.

Operating expenses totalled $9,961,797 for 2005, which is 53% higher than the 2004 operating expenses of $6,490,907. The 2005 expenses include a one-time legal settlement charge of $177,060, stock-based compensation of $858,209 and $1,716,746 in amortization, which includes $1,426,221 in amortization costs of intellectual property. Excluding these charges the 2005 operating expenses total $7,209,782. The 2004 expenses include stock-based compensation of $1,204,307 due to the restructuring of the Company’s employee stock option plan and $1,524,525 in amortization, which includes $1,290,852 in amortization costs of intellectual property. Excluding these items, the operating expenses for 2004 were $3,762,076. The difference of $3,447,706 between 2005 and 2004 represents a 92% increase in operating expenses over the prior year. The increase in costs is primarily due to the Company expanding from 35 employees at December 31, 2004 to 100 employees at December 31, 2005.

Operating expenses totalled $3,040,692 for the fourth quarter of 2005, which is 90% higher than the fourth quarter of 2004 operating expenses of $1,597,196. The fourth quarter 2005 operating expenses include stock-based compensation of $169,236 and $528,051 in amortization. Excluding these charges the fourth quarter 2005 operating expenses total $2,343,405. The fourth quarter 2004 operating expenses include stock-based compensation of $143,135 and $348,921 in amortization. Excluding these items, the operating expenses for fourth quarter 2004 were $1,105,140.  The difference of $1,238,265 between 2005 and 2004 represents a 112% increase in operating expenses over the prior period. The increase in costs is primarily due to the Company expanding from 35 employees at December 31, 2004 to 100 employees at December 31, 2005.

Overall, the Company incurred a net loss for the year ended December 31, 2005 of $6,631,656 or $0.23 per share, which is 22 % higher than the net loss incurred during the year-ended December 31, 2004 of $5,457,937 or $0.39 per share. Adjusting the loss to take into account the non-cash and one-time expenses described above, the losses become $3,879,641 for 2005 and $2,729,105 for 2004, representing a 42% increase. The Company incurred a net loss for the quarter ended December 31, 2005 of $1,890,400 or $0.06 per share, which is 49% higher than the net loss incurred during the quarter ended December 31, 2004 of $1,270,180 or $0.08 per share. Adjusting the loss to take into account the non-cash expenses described above, the losses become $1,193,113 for 2005 or $0.04 per share and $778,124 for 2004 or $0.05 per share, representing a 53% increase.

The Company recommends that the full details of Visiphor’s financial results be read in conjunction with this news release. These results are available by reviewing the Company’s 2005 Form 10K-SB filed on both the SEDAR and EDGAR systems.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (SOA), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The company’s flagship product, referred to as the Briyante Integration Environment (BIE), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada. Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The company is a Microsoft Gold Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

-- 30 –

ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”
President and CEO, Visiphor Corporation

Media Inquiries:

Eric Westra - Manager, Marketing & Communications

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 226

E-mail: eric.westra@visiphor.com

Investor Inquiries:

Matthew Emery

Capital Markets Associate

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 295

E-mail: matthew.emery@visiphor.com

Rick Peterson

Peterson Capital

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.